UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498 -3547

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2009

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Friday, May 1, 2009, at 10:00 a.m., at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 for the following purposes:

1.	Election of Directors. To elect two Directors, each for a three-year term expiring in 2012;

2.	Approval of Employee Stock Purchase Plan. To approve the adoption of the 2009 Employee Stock Purchase Plan;

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

4.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on February 27, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Wilsonville, Oregon

March 20, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2009

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.flir.com/investor.

IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE BY PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

FLIR SYSTEMS, INC.

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2009

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on May 1, 2009, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve the adoption of the 2009 Employee Stock Purchase Plan, ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being made available to shareholders of FLIR on or about March 20, 2009.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on February 27, 2009 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 60,000 beneficial holders of the approximately 142,011,000 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If you are a shareholder of record, you can vote (i) by attending the Annual Meeting or (ii) by signing, dating and mailing in your proxy card. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR the approval of the 2009 Employee Stock Purchase Plan and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual

Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

The Company’s Board of Directors has seven members. At the Annual Meeting, two Directors will be elected, each for a three-year term expiring in 2012. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Articles of Incorporation and Bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and the successors of the members of each class are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during at least the past five years, the periods during which he has served as a Director of FLIR, the expiration of his term as a Director and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR

Earl R. Lewis	65	1999	2009	2012	President, Chief Executive Officer and Chairman of the Board of Directors
Steven E. Wynne	56	1999	2009	2012	Director

Continuing Directors:

John D. Carter	63	2003	2010	—	Director
William W. Crouch	67	2005	2011	—	Director
John C. Hart	75	1987	2011	—	Director
Angus L. Macdonald	54	2001	2011	—	Director
Michael T. Smith	65	2002	2010	—	Director

EARL R. LEWIS.    Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. His current term on the Board expires at the Company’s 2009 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2012 will be voted upon. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of Harvard BioScience, NxStage Medical, Inc. and American DG Energy, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS.

STEVEN E. WYNNE.    Mr. Wynne has served as a Director of the Company since November 1999. His current term on the Board expires at the Company’s 2009 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2012 will be voted upon. From March 1, 2004 through March 31, 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP. Mr. Wynne served as acting Senior Vice President and General Counsel to the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

GENERAL WILLIAM W. CROUCH (UNITED STATES ARMY—RETIRED).    General Crouch has served as a Director of the Company since May 2005. General Crouch retired from the United States Army in 1999 following a 36-year career during which he served in numerous roles including Commanding General—Eighth Army and Chief of Staff, United Nations Command and United States Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the United States Army’s 27th Vice Chief of Staff. In retirement, he has served as one of five generals who oversee the Army’s Battle Command Training Program. In October 2000, General Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He is a Senior Mentor with the Leadership Development and Education Program for Sustained Peace at the United States Naval Post Graduate School and serves on the Board of the Keck Institute for International and Strategic Studies at Claremont McKenna College. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University while serving as an Assistant Professor of Military Science.

JOHN C. HART.    Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors of the Company from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as interim President and Chief Executive Officer of the Company from May through November 2000. Mr. Hart holds a B.A. from the University of Oregon.

ANGUS L. MACDONALD.    Mr. Macdonald has served as a Director of the Company since April 2001. In 2000, Mr. Macdonald founded and is currently President of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

JOHN D. CARTER.    Mr. Carter has served as a Director of the Company since August 2003. Mr. Carter was President and Chief Executive Officer of Schnitzer Steel Industries, Inc., a metals recycling company, from May 2005 until November 2008. Since December 1, 2008, Mr. Carter has served as Chairman of the Board of Directors of Schnitzer Steel Industries, Inc. From 2002 to 2005, Mr. Carter was a principal in the consulting firm of Imeson & Carter, a firm specializing in transportation and international business transactions. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary, and other operating groups. Mr. Carter is a member of the Board of Directors of Northwest Natural Gas Company. He also is the manager of Birch Creek Associates LLC, Dusky Goose LLC, and Tsarina Wines LLC, engaged in agricultural land ownership, vineyard ownership and wine business. He received his B.S. in History from Stanford University and his J.D. from Harvard Law School.

MICHAEL T. SMITH.    Mr. Smith has served as a Director of the Company since July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a Director of Alliant Techsystems, Inc., Ingram Micro, Inc., Teledyne Technologies Incorporated and WABCO Holdings Inc. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the United States Army.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for Director. If a quorum is present, the Company’s Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality of the votes cast by the shares entitled to vote exists with respect to a given nominee.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-employee Directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2008 the Company’s Board of Directors held four meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served. Under the Company’s Corporate Governance Principles, each Director is expected to commit the time necessary to prepare for and attend all Board meetings and meetings of committees of the Board on which they serve, as well as the Company’s Annual Meeting of Shareholders. All members of the Company’s Board of Directors attended the 2008 Annual Meeting of Shareholders.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com/investor. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom has been determined to be “independent” as defined by applicable Securities and Exchange Commission (the “SEC”) and NASDAQ Global Select Market (“NASDAQ”) rules, are identified in the following table. Mr. Lewis, the Company’s President and Chief Executive Officer, is not “independent” as defined by applicable SEC and NASDAQ rules.

Name	Audit	Corporate Governance	Compensation
John D. Carter		Chair
William W. Crouch		X	X
John C. Hart	X
Angus L. Macdonald	X		Chair
Michael T. Smith	Chair		X
Steven E. Wynne		X

The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and financial reporting process; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualification, appointment and independence; the performance of the internal audit function; the review of all third-party transactions involving, directly or indirectly, the Company and any of its Directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2008, the Audit Committee held nine meetings.

The Compensation Committee is responsible for all matters relating to the compensation of the Company’s executives, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, compensation, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company. The Compensation Committee also administers the Company’s equity compensation plans. During fiscal year 2008, the Compensation Committee held five meetings. See also the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the Company’s processes and procedures for determining executive compensation.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to appropriate levels of corporate governance practice; overseeing the Board’s annual self-evaluation; identifying qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its committees; reviewing the Company’s Corporate Governance Principles; reviewing the compensation policies for non-employee Directors and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience. During fiscal year 2008, the Corporate Governance Committee held four meetings.

Shareholder Nominations

The Corporate Governance Committee will review recommendations by shareholders of individuals for consideration as candidates for election to the Board of Directors. Any such recommendations should be submitted to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because it believes that the informal consideration process in place to date has been adequate given that the Company has never received any Director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance Committee intends to periodically review whether a more formal policy should be adopted.

The Company’s Bylaws set forth procedures that must be followed by shareholders seeking to make nominations for Directors. In order for a shareholder of the Company to make any nominations, he, she or it must give written notice to the Corporate Secretary not less than 60 days nor more than 90 days prior to the date of any such annual meeting; provided, however, that if less than 60 days’ notice of an annual meeting is given to shareholders, such written notice must be delivered not later than the close of business on the 10th day following the day on which notice of an annual meeting was mailed or public disclosure of an annual meeting date was made. Each notice given by a shareholder with respect to nominations for the election of Directors must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the class and number of shares of Common Stock of the Company that are beneficially owned by each such nominee; and (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including, without limitation, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected). In addition, the shareholder making such nomination must set forth (i) his, her or its name and address, as they appear on the Company’s books, and (ii) the class and number of shares of Common Stock of the Company which are beneficially owned by such shareholder. At the request of the Board of Directors, the shareholder making such nomination must promptly provide any other information reasonably requested by the Company.

Corporate Governance

FLIR maintains a Corporate Governance page on its website that provides specific information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct, Code of Ethics for Senior Financial Officers and charters for the committees of the Board of Directors. The Corporate Governance page can be found on our website at www.flir.com/investor.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“SOX”), including:

•	The Board of Directors has adopted clear corporate governance policies;

•

A majority of the Board members are independent of FLIR and its management based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ and SOX;

•

All members of the Board committees—the Audit, Compensation and Corporate Governance Committees—are independent based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ and SOX;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a Code of Ethical Business Conduct for FLIR Operations Inside the U.S.;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•

FLIR has an ethics officer and an internet-based hotline monitored by EthicsPoint® that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•

FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its Chief Executive Officer, Chief Financial Officer, Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers.

You may obtain copies of the documents posted on FLIR’s Corporate Governance page on its website by writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	65	Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors	63	Executive Vice President and President, Thermography Division
Stephen M. Bailey	60	Senior Vice President, Finance and Chief Financial Officer
William W. Davis	52	Senior Vice President, General Counsel and Secretary
William A. Sundermeier	45	President, Government Systems Division
Andrew C. Teich	48	President, Commercial Vision Systems Division
Anthony L. Trunzo	46	Senior Vice President, Corporate Strategy and Development

Information concerning the principal occupation of Mr. Lewis is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

ARNE ALMERFORS.    Mr. Almerfors joined FLIR in December 1997 in connection with FLIR’s acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography Division. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

STEPHEN M. BAILEY.    Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Prior to joining FLIR, Mr. Bailey served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with AMFAC, Inc., including President of AMFAC Supply Company, Senior Vice President and Controller of AMFAC, Inc. and Senior Vice President and Controller of AMFAC Foods, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

WILLIAM W. DAVIS.    Mr. Davis joined FLIR in July 2007 as Senior Vice President, General Counsel & Secretary. Prior to joining FLIR, from 2005 to 2007, Mr. Davis served as Deputy General Counsel of Brunswick Corporation, a global manufacturer and marketer of recreation products. From 1999 to 2005, he was employed in various capacities with General Dynamics Corporation, a provider of aerospace and combat, marine and information systems products and services, including Vice President and General Counsel of its Land Systems and Armament and Technical Products subsidiaries. From 1990 to 1992 and 1993 to 1999, Mr. Davis practiced law, most recently as a partner in the firm of Katten, Muchin & Zavis. From 1992 to 1993, Mr. Davis served as a law clerk to the Honorable Edward Carnes of the United States Court of Appeals for the Eleventh Circuit. Mr. Davis received his B.S. with distinction from the United States Naval Academy and his J.D. from the University of Chicago Law School. Following graduation from the Naval Academy, Mr. Davis served as an officer in the United States Marine Corps and Marine Corps Reserve.

WILLIAM A. SUNDERMEIER.    Mr. Sundermeier has been serving as the President of FLIR’s Government Systems Division since April of 2006. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager for Thermography Products and was appointed Director of Product Marketing for commercial and government products in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy, focused on the integration of newly acquired companies. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. In April 2004, he was appointed Co-President of the Imaging Division. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. in 1993. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

ANDREW C. TEICH.    Mr. Teich has been serving as President of FLIR’s Commercial Vision Systems Division since April 2006. Mr. Teich joined FLIR as Senior Vice President, Marketing, as a result of FLIR’s acquisition of Inframetrics in March of 1999. From 2000 to 2006, he served as the Senior Vice President of Sales and Marketing and then as Co-President of the Imaging Division at FLIR. While at Inframetrics, Mr. Teich served as Vice President of Sales and Marketing from 1996 to 1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics. He holds a B.S. degree in Marketing from Arizona State University and has attended executive education courses at Stanford University.

ANTHONY L. TRUNZO.    Mr. Trunzo joined FLIR in August 2003 as Senior Vice President, Corporate Strategy and Development. From 1996 until joining FLIR, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Financial Services Group, Inc. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future Company performance targets and goals. These targets and goals are disclosed in the context of FLIR’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. FLIR specifically cautions investors not to apply these statements to other contexts.

Philosophy and Objectives of Compensation Programs

General Philosophy

We believe the total compensation of our executive officers (the “Executives”) should support the following objectives:

•

To attract and retain Executives with the skills, experience and motivation to enable the Company to achieve its stated objectives. This means that the Company provides an opportunity for Executives to earn above average compensation for delivering consistently superior results;

•

To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives. This means that Executives have a higher percentage of their total pay opportunity tied to performance-based (versus fixed) and long-term (versus short-term) pay;

•

To align total compensation with the performance commitments we make to our shareholders; in particular, long-term growth in diluted earnings per share (“EPS”). This means that both our short-term and long-term incentive programs are based on EPS achievement;

•

To allow Executives who demonstrate consistent performance over a multi-year period to earn above-average compensation when FLIR achieves above-average long-term performance. This means that our compensation program for Executives has a high degree of variability—significant upside for performance that exceeds goals, with commensurate risk when performance falls short of goals;

•

Is affordable and appropriate in light of the Company’s size, strategy and anticipated performance. This means that while the Compensation Committee considers competitive practice in its decision-making, it places significant emphasis on the Company’s specific strategy, financial situation and performance in the ultimate determination of compensation decisions; and

•

Is straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation plans, individually and in the aggregate. This means generally limiting the number of compensation elements, types of compensation, perquisites and post employment benefits while still remaining competitive in our compensation practices.

For purposes of this Compensation Discussion and Analysis, Executives are defined as the Company’s Chief Executive Officer (the “CEO”) and his direct staff of six listed in the “Management” section above. These same individuals are also our Section 16 Officers as defined by the 1934 Act. Named Executive Officers (“NEOs”), consist of our CEO, Chief Financial Officer (“CFO”) and the three next most highly compensated Executives.

Annual Process for Determining Executive Compensation

We evaluate our compensation plans and programs annually. This process begins early in each fiscal year with our human resources team gathering and presenting relevant data on executive compensation of our peer group (as discussed below) to our CEO. This data is then integrated with other considerations such as relative compensation among the Executives, overall Company performance in both absolute terms and relative to the peer group, and the results achieved by each individual Executive during the previous year. With the assistance of our human resources team, our CEO then makes a recommendation regarding base salary and target levels of annual incentive and long-term incentive compensation (as defined below) for each Executive (other than the CEO) to the Compensation Committee for its review and approval. The Compensation Committee independently reviews the peer group data CEO compensation, the overall Company performance and the performance of our CEO to determine his base salary and target levels of annual incentive and long-term incentive compensation. Concurrently, our human resources team and our CEO develop and recommend performance targets for the Annual Incentive Plan (“AIP”) and Long-Term Incentive Program (“LTIP”) to the Compensation Committee for its review and approval. The criteria for establishing these metrics include our long-term performance commitments to our shareholders, the Company’s recent and anticipated financial results, and consistency with historical practice. We have applied a consistent approach to our compensation plans for the past four years, with key elements such as the use of performance-based vesting for a portion of LTIP compensation and increasing annual EPS as the basis for AIP compensation remaining substantially unchanged. If necessary, however, we will modify elements of our compensation plans to address changing market dynamics, evolving compensation best practices, the impact of accounting rule changes and shifts in business objectives.

The largest single element of total direct compensation (“TDC”) for our Executives is long-term incentive compensation because we believe, based on shareholder feedback and our own historical performance, that long-term growth in EPS is the single most important metric for our shareholders. TDC is defined as the sum of base salary, annual incentive compensation and long-term incentive compensation. Approximately 65% of our CEO’s target TDC is tied to long-term performance. LTIP compensation for our Executives, excluding our CEO, accounts for approximately 55% of their target TDC. The higher proportion of long-term incentive compensation for our CEO reflects market practices as well as our objective to align compensation with long-term corporate performance.

We currently use the same metrics and similar plan design elements for the AIP and LTIP compensation offered to our Executives as those we use for the rest of our employees. While the amount of compensation that is at risk for performance varies among employee groups, all of our annual incentive pools are determined based on achievement of a target level of EPS. We believe EPS, and annual growth in EPS, are important performance metrics for our shareholders, and have therefore designed our incentive compensation plans around these metrics. We believe this approach offers appropriate incentives to our Executives who are most able to impact long-term success, while aligning the objectives of all of our employees with those of the Executives and the shareholders.

Defining the Market—Benchmarking

In February 2008, management, in collaboration with the Compensation Committee, identified a group of eighteen companies (the “Peer Group”) and compared each element of our Executives’ compensation to the Peer Group. Since there are no public companies directly comparable to FLIR, the Peer Group consisted of companies of similar size and in similar, but not identical, industries that had financial performance superior to most public companies as measured by the Russell 2000 index.

The Peer Group was as follows: (1) Barnes Group, Inc., (2) Dionex Corporation, (3) DRS Technologies, Inc., (4) ESCO Technologies, Inc., (5) Esterline Technologies Corporation, (6) Garmin Corporation, (7) Mine Safety Appliances Company, (8) MKS Instruments, Inc., (9) MTS Systems Corporation, (10) National Instruments Corporation, (11) Perkin Elmer, Inc., (12) Rofin-Sinar Technologies, Inc., (13) Roper Industries, Inc., (14) Teledyne Technologies Incorporated, (15) Thermo Fisher Scientific, Inc., (16) Trimble Navigation Limited, (17) Varian, Inc. and (18) Waters Corporation. This Peer Group is slightly different than the one we used in 2007. Three companies were removed due to being acquired and three companies were added that we believe improved the comparability of the Peer Group to FLIR. The companies that were removed were: (1) Armor Holdings, Inc., (2) EDO Corporation, and (3) Tektronix. The three companies added were: (1) Garmin Corporation, (2) Perkin Elmer, Inc., and (3) Varian, Inc. Based on the data available at the time of the benchmarking, the Company was smaller than the median of the Peer Group based on revenues (29th percentile) and assets (41st percentile), but above the Peer Group median with respect to market capitalization (81st percentile).

Over the five year period ending December 31, 2008, FLIR has outperformed both the Russell 2000 market index and the Peer Group in total shareholder return, as reflected in the following graph.

Since we place the largest emphasis on delivering long-term growth in EPS and resulting long-term growth in our stock price, we believe the information provided in the graph above to be important in understanding our compensation philosophy and its role in the achievement of our long-term objectives. During the five year period shown above, FLIR’s total shareholder return was at the 94th percentile of the Peer Group and, on average in 2008, TDC for our Executives was between the 50th and 75th percentile of the Peer Group. We have not established a specific percentile objective versus the market, nor have we established specific target TDC levels for our CEO or other Executives. However, the Compensation Committee concluded, based on the Company’s performance compared with the Peer Group, an analysis conducted by the human resources department using third party data, and its own analysis, that current compensation levels are appropriate for each of the Executives evaluated.

The Compensation Committee periodically reviews all elements of compensation and makes modifications as needed to remain competitive, fair, reasonable and consistent with the objectives described above and with established Company practices and policies. In general, we expect to utilize the services of outside compensation consultants, but not necessarily on an annual basis, because we have not found the additional cost of annual third party reviews to be justified. In years where we do not use a consultant, we will utilize information on executive compensation available from third party sources, such as Equilar, to assist us in evaluating our compensation levels. We did not use a consultant in our evaluation of 2008 Executive compensation. We expect to make changes to our executive compensation plans and practices when they are required by evolving best practices, changes in Company financial performance, and changes in accounting and tax rules. We would generally engage outside consultants to assist us in the event any major changes to our plans are contemplated.

Compensation Design and Elements of Compensation

We have designed our compensation plans to reward achievement of superior financial results, as measured by growth in EPS both annually and over multi-year periods. If we continue to meet the objectives we have set for the Company, which reflect superior results compared to our peers, our Executives will earn above-average compensation. Failure to achieve targeted results will significantly reduce total compensation, since a significant portion of our Executives’ pay is in the form of short-term and long-term incentives that are based on achieving a target growth in EPS. We believe this “pay for performance” philosophy attracts, retains and motivates our Executives to be aligned with the Company’s objectives, and helps attract and retain the talent needed to meet its goals.

Our CEO and CFO have employment agreements approved by the Compensation Committee that establish base salary levels and provide for annual incentive and long-term incentive awards under our approved plans (i.e., AIP and LTIP) for each year covered by their respective contracts. These contracts, and the Company’s obligations under them, are further described on page 22. The details of compensation for our Executives who are the NEOs are provided in the Compensation of Executive Officers section of this Proxy Statement starting on page 20.

Base Salary

Key considerations in establishing base salary levels include the overall level of responsibility a given Executive has, the importance of the role, and the experience, expertise and specific performance of the individual. We consider current base salary levels for each of our Executives to be consistent with these objectives and, absent any changes in responsibilities, that the individuals would expect increases in base salary to be in line with the market for such positions in the future. Our CEO’s base salary is established in his employment agreement at $825,000 for 2008 and $950,000 for 2009. Our CFO’s employment agreement establishes a base salary of $370,000 for 2008 and $400,000 for 2009. All other Executive base salaries are determined annually by the Compensation Committee in consultation with our CEO. Our CEO’s recommendations are supported by information and analysis provided by our human resources department and by third party data. In 2008, salary increases for all FLIR full-time employees averaged 4.3%, and increases for the Executives (other than the CEO) ranged from 2% to 9% in local currency, and averaged 7%. The single largest adjustment in local currency was for our CFO, reflecting the increasing level of responsibility for the CFO position related primarily to compliance with Section 404 of SOX. For our NEOs, base salaries for 2008 accounted for 21% of their TDC. This means our NEOs have 79% of their total pay opportunity tied to performance-based and/or long-term incentive pay.

Annual Incentive Plan

We have an Annual Incentive Plan that covers virtually all non-commission earning US employees and all non-commission earning non-management employees outside of the United States. For our Executives, this program awards annual cash incentive compensation based upon achievement of growth in EPS. The Compensation Committee, in its sole discretion, may reduce any award for an Executive below the level quantitatively determined by the AIP formula described below, but may not increase any Executive award above this AIP formula-derived level.

The 2008 AIP funding was based on achievement of a reported EPS target, which was the same for all our Executives and all other employees. This approach has been in place for our CEO since 2004 and in each year the target EPS has been significantly higher than in the prior year. For example, in 2004, the EPS target was $0.39, while in 2008 it was $1.06, representing a compound annual growth rate of 28%. Since long-term growth in EPS is one of our critical performance measures, we believe that aligning our Executives’ non-equity incentive award with this measure, if done annually and consistently, represents a simple, easy to understand metric that is well aligned with our shareholders’ interests. The plan was designed so that if the Company achieves the EPS target, the AIP pool would equal 100% of the target incentive awards for all Executives, including our CEO. For 2008, with each $0.01 variance above or below the target EPS, the AIP pool for Executives was increased or decreased by 7%. The EPS target for 2008 was $1.06, representing a 19% increase over our actual EPS of $0.89 in 2007. The target award for our CEO was 100% of his base salary. Target awards for our other Executives were between 38% and 60% of base salary. These target award levels were compared with the annual incentive levels of individuals in the Peer Group and, based on our performance and our compensation objectives, the Compensation Committee determined that they were appropriate. While we benchmarked our specific AIP targets against the Peer Group on a position by position basis, we did not set our Executive AIP targets purely on this basis. We evaluated the overall mix of base salaries, short-term and long-term incentive compensation using the Peer Group data as a guide.

2008 Annual Incentive Plan Matrix

	Threshold	Target	Outstanding	Actual
EPS	87% of target $0.92	$1.06	113% of target $1.20	122% of target $1.28
Annual Incentive	0% of target	100% of target	200% of target	254% of target

For 2008, the Compensation Committee did not reduce any Executive’s AIP award.

The Executive incentive payments and the non-executive employee pools have fluctuated from year to year in relation to our performance relative to our targets. For our Executives, non-equity incentive compensation for 2008 accounted for 37% of TDC.

In 2007, we received shareholder approval for, and adopted, an Executive Bonus Plan. The Executive Bonus Plan is designed so that bonuses paid under it may, subject to our compliance with Section 162(m) of the United States Internal Revenue Code (“Code”), be deductible for federal income tax purposes. The Executive Bonus Plan provides for a maximum annual award to any NEO of $5,000,000.

Long-Term Equity Incentive Program

We believe sustained long-term growth in our share price, achieved through growing revenue and EPS, is the primary responsibility of our Executives. Long-term incentives in the form of stock options, restricted stock units (“RSU”) or other equity instruments are an appropriate way to link the interests of management and shareholders, and to incent management to achieve this objective. Therefore, we have consistently used such instruments as an integral part of our compensation programs, and the largest single component of each Executive’s target compensation. We believe this has helped contribute to our shareholder returns, which are superior to market indices and our Peer Group. For example, our annualized shareholder return from the end of 2003 through the end of 2008 was 28%, compared with an average annual return of negative 2% for the Russell 2000 Index and 6% for the Peer Group during that time period. Over the past several years, it has been our practice to issue stock-based compensation annually following our annual meeting. Pursuant to the Compensation Committee Charter and the Equity Granting Policy (as discussed on page 18) adopted by the Compensation Committee in March 2007, we expect to continue to make annual grants in the future.

Starting in 2005, we introduced additional performance elements to our stock option grants, particularly for our Executives. In 2006, we further modified our grants to make stock option vesting contingent on the achievement of certain increases in annual EPS, in addition to the passage of time. We used this same general approach in 2007 and 2008.

The Executive LTIP awards in 2008 were established on a dollar value basis for each Executive, including our CEO. The 2008 award values were then apportioned as follows: 50% time-based RSUs and 50%

performance-based stock options. For example, if an Executive was to receive an LTIP award with a total value of $100,000, $50,000 of the award would be delivered in the form of RSUs and $50,000 of the award would be delivered in the form of a performance-based stock option grant. For this purpose, RSUs are valued at the closing market price of a share of Common Stock on the date of grant and stock options are valued using the Black-Scholes option pricing model as of the date of grant.

The RSUs awarded in 2008 vest equally over a three year period. The time-based RSUs address our retention needs by providing a certain level of compensation that requires future service on the part of the Executive. The performance-based stock options granted in 2008 vest at the rate of one third per year, subject to the achievement of minimum EPS levels for each individual year. The vesting of the performance-based stock options for the second and third years of any grant is independent of the vesting of stock options in prior years. Stock options that do not vest due to the Company not achieving the minimum EPS levels in any year are permanently forfeited. In order to achieve 100%, 75%, or 50% vesting of stock options granted in 2008, the Company must achieve the following EPS levels in each year:

Performance Year	100% Vesting	75% Vesting	50% Vesting	0% Vesting
2008	$1.02	$0.99	$0.96	<$	0.96
2009	$1.18	$1.15	$1.11	<$	1.11
2010	$1.35	$1.32	$1.27	<$	1.27

We use this vesting methodology because it holds our Executives to a uniquely high standard of performance that must be achieved over a multi-year period in order for them to realize the potential value of their awards. Our compensation consultant has indicated that ours is among the most heavily performance-weighted, long-term incentive plans within our Peer Group.

We expect future LTIP awards to be made in a similar manner, although we may make changes to certain aspects of the program as circumstances change. For example, the aggregate annual level of grants and the mix of RSUs and options may vary, based on factors such as anticipated share dilution, accounting costs, changing market compensation dynamics and the Company’s financial objectives.

The LTIP award amounts were compared with the long-term incentive levels of individuals in the Peer Group and the Compensation Committee determined that they were appropriate and consistent with the Company’s objectives. While we benchmarked the specific LTIP awards against the Peer Group on a position by position basis, we did not set our Executive LTIP awards solely on this basis because the unique nature of our performance vesting criteria makes direct comparisons difficult. Instead, we considered the proportion of TDC comprised by our LTIP and the additional risk created by the performance vesting component of the program, and determined that the awards were generally consistent with the market and our objectives relating to pay mix and performance-based compensation.

Perquisites and Other Benefits

In general, we minimize the value and number of perquisites provided to our Executives. We believe this makes our overall compensation simpler, easier to understand and more transparent to stakeholders. The primary perquisite for our Executives is an automobile allowance for our US-based Executives and a leased automobile for Mr. Almerfors in Sweden. In addition, Mr. Almerfors has an executive health care plan that supplements the standard benefits provided to our employees in Sweden. The values of all perquisites for our NEOs are included in the All Other Compensation Table on page 21.

Our Executives are also eligible to participate in our other benefit plans on the same terms as other employees. These plans include health plans, disability and life insurance plans, retirement plans, a non-qualified deferred compensation (“NQDC”) plan and an employee stock purchase plan.

Supplemental Executive Retirement Plan

In January 2001, we implemented a Supplemental Executive Retirement Plan (the “SERP”) for certain executives then employed by FLIR in the United States. This plan was implemented as an important retention tool at a time of uncertainty in the Company. Since the SERP’s inception, no additional participants have been added, and we do not intend to add participants in the future. Our US-based NEOs are the only participants in the SERP. See page 24 for additional information.

Non-Qualified Deferred Compensation Plan

In early 2008, we implemented a NQDC plan. Participation by our employees, including our Executives, is optional. This plan provides an additional pre-tax savings vehicle for our more highly compensated US-based employees whose retirement savings opportunity was limited to $15,500 in 2008 under our 401(k) plan. Based on our research, 90% of Fortune 1000 companies offer non-qualified deferred compensation plans and we determined that this plan was an appropriate and customary component of a competitive benefits program. This plan is available to all our US-based employees earning over a specified annual salary. The plan does not allow for Company contributions to be made to the plan on behalf of any employee, including the Executives.

Post Termination Elements of Compensation

Severance

With the exception of our CEO and CFO, we do not have any formal severance agreements with any of our Executives.

In the past we have provided severance on a case by case basis in situations where a termination was not for cause, and such payment was deemed to be appropriate and in the best interests of the Company. We are likely to continue doing so in the future.

Change of Control Agreements

The Company has previously had change of control agreements in place with the Executives (other than our CEO and CFO). These agreements expired according to their terms on December 31, 2008. We are assessing the appropriateness of such agreements for the future. In the case of our CFO, change of control benefits are included as part of his employment agreement which is discussed on page 22.

Compensation Committee Governance

Compensation Committee Members and Compensation Committee Charter

Our Executive compensation policies are established, reviewed and approved by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of three non-employee Directors—Angus L. Macdonald (Chair), William W. Crouch and Michael T. Smith—all of whom have been determined by the Board to be “independent” as defined by the Board’s Corporate Governance Principles and applicable SEC and NASDAQ rules. The members of the Compensation Committee, in aggregate, have significant experience in executive positions including management, talent development, finance and accounting and have been involved in executive compensation matters in their respective careers. See page 3 in this Proxy Statement for a more detailed biography for each of our Directors. It has been our Board’s practice to rotate Compensation Committee membership periodically among our independent Directors.

The Compensation Committee has primary responsibility for all matters relating to the compensation of our Executives, as well as certain compensation elements for other employees. “Compensation” for this purpose means all forms of remuneration including, without limitation, salaries, bonuses, annual and long-term incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, fringe benefits and perquisites, and compensation and benefits in the event of a change of control of the Company. The Compensation Committee, in its discretion, may retain the services of outside consultants to assist the Compensation Committee in compensation matters. The Compensation Committee is governed by a charter adopted by the Board, which can be found at www.flir.com/investor. The Corporate Governance Committee of the Board considers and makes recommendations to the Board regarding the content of all Board committee charters, including the Compensation Committee’s charter. The Compensation Committee charter was first adopted by the Board on October 24, 2002, and was most recently updated in February 2009.

The Compensation Committee generally meets immediately preceding each quarterly Board meeting and from time to time as may be needed. The Chair of the Compensation Committee calls the meetings, sets the agenda and conducts the meetings. Decisions made by the Compensation Committee pursuant to its charter are reported to the Board of Directors, but not referred to the Board for further approval. The Compensation Committee has established a reserve of shares (“CEO Reserve”) under the Company’s 2002 Stock Incentive Plan for issuance by our CEO for the limited purposes of employee hiring, promotion, retention and to correct errors or omissions on prior grants. This reserve applies only to the granting of equity awards to non-Executives and only if the awards are within the policy on granting equity awards established by the Compensation Committee. The Compensation Committee receives a quarterly report detailing the grants made pursuant to this program.

Compensation Consultant

The Compensation Committee has from time to time engaged professional compensation consultants to advise the Compensation Committee on our Executive compensation programs and policies. Most recently, the Compensation Committee engaged Pearl Meyer & Partners to conduct a competitive analysis of our Executive compensation levels. This study was used as part of the determination of Executive compensation levels for 2009. In 2008, the Corporate Governance Committee, which has purview (in consultation with the Compensation Committee) over outside Director compensation, engaged Towers Perrin HR Services to conduct a competitive analysis of our outside Director compensation program. The Compensation Committee and the Corporate Governance Committee intend to continue using compensation consultants in the future, but not necessarily on an annual basis. Decisions as to whether the use of a consultant is appropriate for any annual period will be determined by the respective committees based on considerations including length of time since the last engagement and changes in factors affecting executive compensation at the Company or in the market at large.

Role of Executives in Establishing Compensation

Our Senior Vice President for Corporate Strategy and Development and Vice President of Human Resources have participated in the development of certain Executive compensation programs, particularly the AIP and the LTIP described above. Once formulated, these programs are reviewed by our CEO and other individuals whose counsel may be sought from time to time and submitted to the Compensation Committee for its review and approval. As noted previously, with the assistance of our human resources team, our CEO makes recommendations regarding base salary and target levels of the AIP and LTIP compensation for each Executive to the Compensation Committee. Our human resources team and CEO also recommend to the Compensation Committee the performance targets under the AIP and LTIP. From time to time, certain individuals including our CEO, Senior Vice President for Corporate Strategy and Development and Vice President of Human Resources are invited to attend meetings of the Compensation Committee. A person, who may be a member of the Company’s management, will be designated by the Compensation Committee Chairman to act as Secretary to the Compensation Committee. During 2008, the Company’s Senior Vice President, General Counsel and Secretary served in this capacity. While these individuals may be asked to provide input and perspective, only Compensation Committee members vote on Executive compensation matters. Our Vice President of Human Resources is responsible for the implementation, execution and operation of our compensation programs, as directed by the CEO and the Compensation Committee.

Equity Granting Policy

Recognizing the importance of adhering to appropriate practices and procedures when granting equity awards, we implemented an equity granting policy in early 2007 to formalize our practices and processes. The policy establishes the following practices, which may be modified from time to time by the Compensation Committee:

•	All grants to Executives must be approved at a meeting of the Compensation Committee, and may not occur through action by unanimous written consent;

•

The grant date of all equity awards approved at a meeting of the Compensation Committee shall be the second trading day after the date of the next public announcement of the Company’s quarterly earnings following the date of approval;

•

All equity awards approved by the CEO, to be granted out of the CEO Reserve, will be granted quarterly. The grant date will be the second trading day after the date of the next public announcement of the Company’s quarterly earnings following the date of approval; and

•	The exercise price for all stock option awards shall not be less than the closing market price of the Common Stock on the grant date.

Stock Ownership/Retention Requirements

We impose stock ownership requirements on our Executives and non-employee Directors. Beginning in 2006, our Corporate Governance Principles require that, within three years of initial election to the Board, each non-employee Director shall hold shares of Common Stock, RSUs or in-the-money stock options valued in an amount equal to no less than the average of one year’s cash Board compensation, including committee fees, during that three year period. The Corporate Governance Principles also require our Executives to hold shares of Common Stock, RSUs or in-the-money stock options valued in an amount equal to no less than one year’s base salary. The Corporate Governance Principles are reviewed annually by the Corporate Governance Committee of the Board. As of the date of this Proxy Statement, all non-employee Directors and Executives are in compliance with these requirements.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Compensation Committee always takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

When determining the amounts of long-term incentive compensation for Executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Grants of stock options, RSUs and other share-based payments result in an accounting expense for the Company. The accounting expense is equal to the fair value of the instruments being issued. For the RSUs, the expense is equal to the fair value of a share of Common Stock on the date of grant times the number of units granted. For stock options, the expense is equal to the fair value of the option on the date of grant using a Black-Scholes option pricing model times the number of options granted. This expense is amortized over the vesting period.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to “covered employees” under Section 162(m). Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our Executive compensation plans in this regard. However, the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m).

Subsequent Events

In December 2008, management determined that due to the uncertain economic climate, annual raises for all employees, which are typically implemented during the first quarter of the Company’s fiscal year, would be delayed until it is determined that economic conditions have improved and annual merit increases are appropriate. Accordingly, as of the date of this Proxy Statement, management has not recommended and the Compensation Committee has not modified the annual base salary of any Executive for 2009. Mr. Lewis and Mr. Bailey, each of whom are contractually entitled to receive a salary increase as described earlier in this Proxy Statement, have voluntarily agreed to forego the increases provided in their contracts until such time as the Company determines that such increases are appropriate for the Company’s employees generally in light of the then existing economic conditions in which the Company will operate.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with FLIR’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPENSATION COMMITTEE

Angus L. Macdonald, Chair
William W. Crouch
Michael T. Smith

COMPENSATION OF EXECUTIVE OFFICERS

2008 Summary Compensation Table

The following table summarizes compensation for our CEO, CFO and our three other NEOs for the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Earl R. Lewis	2008	$823,206	$657,932	$1,453,590	$2,095,500	$3,847,576	$39,538	$8,917,342
Chief Executive Officer	2007 2006	750,000 711,539	258,029 101,611	744,124 267,806	1,500,000 840,000	619,704 —	45,569 52,649	3,917,426 1,973,605

Stephen M. Bailey	2008	369,308	203,726	480,888	563,880	1,279,743	32,771	2,930,316
Chief Financial Officer	2007 2006	339,519 318,058	95,166 48,596	264,784 123,390	408,000 190,000	165,409 108,826	34,271 28,198	1,307,149 817,068

Arne Almerfors	2008	589,109	200,356	460,799	574,040	n/a	76,368	1,900,672
President, Thermography Division	2007 2006	569,943 448,949	92,399 48,596	255,717 123,390	420,000 210,000	n/a n/a	73,046 67,037	1,411,105 897,972

William A. Sundermeier	2008	327,769	323,111	439,551	508,000	552,704	26,231	2,177,366
President, Government Systems Division	2007 2006	306,923 296,854	84,893 41,970	240,426 110,110	372,000 150,000	47,463 6,882	29,065 24,306	1,080,770 630,122

Andrew C. Teich	2008	327,769	186,059	439,551	508,000	660,982	27,213	2,149,574
President, Commercial Vision Systems Division	2007 2006	307,923 296,854	84,893 41,970	240,426 110,110	372,000 150,000	56,761 11,108	32,447 25,300	1,094,450 635,342

(1)	Represents the compensation expense recognized related to the shares issuable under time-based RSU awards granted in 2008, 2007 and 2006. The fair value used to calculate the compensation expense is the closing market price of our Common Stock on the date of grant. For additional information regarding the calculation of the expense associated with RSU awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Represents the compensation expense recognized related to the performance-based stock options granted in 2008, 2007 and 2006 at an exercise price of $34.31, $20.75 and $12.57 per share, respectively. Fair value used to calculate the compensation expense of the performance-based stock option awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the expense associated with the stock option awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Represents amounts earned under our AIP with respect to the specified year. The AIP and the metrics used to determine annual payment are described in the Compensation Discussion and Analysis under “Annual Incentive Plan.”

(4)	Represents the change in SERP present value during the years indicated. The significant increases in pension values in 2008 are primarily due to the impact of recent AIP awards. The 2006 amount shown for Mr. Lewis is zero because the present value of his SERP benefit decreased by $357,554 during 2006. The Change in Pension Value in the table above is calculated on the basis of Minimum Retirement Benefit (as described in the Pension Benefits table on page 24) for all participants, even though Messrs. Sundermeier and Teich have not achieved eligibility for such benefits.

(5)	Represents actual cash expenses incurred by the Company and include car allowances, Company matching contributions under a 401(k) plan, healthcare premiums, group life insurance premiums, supplemental executive life insurance premiums, and other personal benefits. Details are described in the All Other Compensation Table on page 21.

2008 All Other Compensation Table

The following table provides the components of the amounts shown for 2008 in the “All Other Compensation” column of the Summary Compensation Table above.

Name and Principal Position	Car Allowance ($)	Company Contributions under a Retirement Plan ($)		Healthcare Premiums ($)	Group Life Insurance Premiums ($)	Supplemental Executive Life Insurance Premiums ($)	Other Personal Benefits ($)		Total ($)
Earl R. Lewis	$16,600	$7,750	(1)	$—	$6,858	$8,330	$—		$39,538
Stephen M. Bailey	16,600	7,750	(1)	—	3,564	4,557	300	(3)	32,771
Arne Almerfors	17,385	57,003	(2)	1,980	n/a	n/a	—		76,368
William A. Sundermeier	16,600	7,750	(1)	—	810	1,071	—		26,231
Andrew C. Teich	16,600	7,750	(1)	—	810	1,386	667	(4)	27,213

(1)	Represents the Company matching contributions under the Company’s 401(k) plan for the US-based officers.

(2)	Represents the Company contributions under the Swedish retirement plan.

(3)	Airline club membership dues.

(4)	Patent award.

2008 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock and stock option awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2008.

Name	Grant Date		Approval Date(1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Earl R. Lewis			2/06/2008	$825,000	$5,000,000
	4/28/2008	(3)	4/24/2008			64,750	129,500	129,500		$34.31	$1,616,161
	4/28/2008	(4)	4/24/2008						45,788		1,570,986

Stephen M. Bailey			2/06/2008	222,000	5,000,000
	4/28/2008	(3)	4/24/2008			17,400	34,800	34,800		34.31	434,304
	4/28/2008	(4)	4/24/2008						12,321		422,734

Arne Almerfors			2/06/2008	226,000	5,000,000
	4/28/2008	(3)	4/24/2008			16,250	32,500	32,500		34.31	405,601
	4/28/2008	(4)	4/24/2008						11,489		394,188

William A. Sundermeier			2/06/2008	200,000	5,000,000
	2/11/2008	(5)	2/06/2008						4,700		154,818
	4/28/2008	(3)	4/24/2008			16,250	32,500	32,500		34.31	405,601
	4/28/2008	(4)	4/24/2008						11,489		394,188

Andrew C. Teich			2/06/2008	200,000	5,000,000
	4/28/2008	(3)	4/24/2008			16,250	32,500	32,500		34.31	405,601
	4/28/2008	(4)	4/24/2008						11,489		394,188

(1)	The Compensation Committee approved the performance-based stock option grants and RSU grants at a Committee meeting on April 24, 2008. The stock option grants and RSU grants were issued on April 28, 2008 which was the second trading day after the date of the Company’s public earnings announcement for the first quarter.

(2)	The non-equity incentive award had no stated minimum amount. See the Annual Incentive Plan section of Compensation Discussion and Analysis on page 13 for details on the AIP.

(3)	The performance-based stock options vest ratably over a three year period based on our achieving certain performance goals for the years ended December 31, 2008, 2009 and 2010. If those performance goals are met, the options will vest on February 15 of the following year. Threshold vesting occurs if we achieve a minimum of 8% compounded growth in EPS over the base year of 2007. The options reach target vesting if we achieve 15% compounded growth or more in EPS. There is no additional benefit to the NEOs if we achieve greater than target EPS. The option price was set at the closing fair market value of FLIR’s Common Stock on the date of grant. The Grant Date Fair Value represents the maximum grant date fair value at a value of $11.10 per share for the shares vested in 2009, and $12.47 per share and $13.87 per share for the shares expected to be vested in 2010 and 2011, respectively. The assumptions made in determining the value of each stock option grant are disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	The RSUs vest over a three year period. Vesting is in three equal increments on April 28, 2009, 2010 and 2011. The Grant Date Fair Value is based on a value of $34.31 per share, which was the closing market price of our Common Stock on the grant date. The amounts disclosed in this table are the same values as disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(5)	The RSUs vest over a one year period and were fully vested on February 11, 2009. The Grant Date Fair Value is based on a value of $32.94 per share, which was the closing market price of our Common Stock on the grant date. The amount disclosed in this table is the same value as disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

Employment Agreements and Other Compensation Arrangements

The Company has entered into employment agreements with Messrs. Lewis and Bailey, which address base salaries and payments and benefits these individuals will receive under various termination scenarios.

EARL R. LEWIS.    The Company has entered into an employment agreement with Mr. Lewis pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The agreement provides for a minimum annual base salary of $825,000 for 2008 and $950,000 for 2009. Pursuant to the agreement, Mr. Lewis will also be eligible for bonuses, incentive payments, and grants of stock options and other equity awards as determined by the Compensation Committee. In addition, Mr. Lewis’ agreement includes provisions regarding various termination scenarios which are described in the Potential Payments Upon Termination or Change of Control section on page 26.

STEPHEN M. BAILEY.    The Company has entered into an employment agreement with Mr. Bailey pursuant to which Mr. Bailey is employed by the Company as Senior Vice President, Finance and Chief Financial Officer. The agreement provides for a minimum annual base salary of $370,000 for 2008 and $400,000 for 2009. Pursuant to the agreement, Mr. Bailey will also be eligible for bonuses, incentive payments, and grants of stock options and other equity awards as determined by the Compensation Committee. In addition, Mr. Bailey’s agreement includes provisions regarding various termination scenarios which are described in the Potential Payments Upon Termination or Change of Control section on page 26.

Outstanding Equity Awards at Fiscal Year End 2008

The following Outstanding Equity Awards at Fiscal Year End table summarizes the equity awards we have made to our NEOs which are outstanding as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Earl R. Lewis	782,944			$5.87	2/12/2012
	680,000			18.06	2/4/2015
	177,692	96,800		12.57	2/13/2016
	83,332	83,334	83,334	20.75	5/1/2017
		43,166	86,334	34.31	4/28/2018
						9,200	(4)	$282,256
						20,668	(5)	634,094
						45,788	(6)	1,404,776
Stephen M. Bailey	141,384			4.63	12/27/2011
	194,944			5.87	2/12/2012
	150,000			18.06	2/4/2015
	73,292	44,600		12.57	2/13/2016
	23,466	23,467	23,467	20.75	5/1/2017
		11,600	23,200	34.31	4/28/2018
						4,400	(4)	134,992
						5,800	(5)	177,944
						12,321	(6)	378,008
Arne Almerfors	80,000			18.06	2/4/2015
	89,200	44,600		12.57	2/13/2016
	21,732	21,734	21,734	20.75	5/1/2017
		10,833	21,667	34.31	4/28/2018
						4,400	(4)	134,992
						5,400	(5)	165,672
						11,489	(7)	352,483
William A. Sundermeier	79,600	39,800		12.57	2/13/2016
	21,732	21,734	21,734	20.75	5/1/2017
		10,833	21,667	34.31	4/28/2018
						3,800	(4)	116,584
						5,400	(5)	165,672
						4,700	(8)	144,196
						11,489	(6)	352,483
Andrew C. Teich	21,616			4.63	12/27/2011
	186,384			5.87	2/12/2012
	150,000			18.06	2/4/2015
	79,600	39,800		12.57	2/13/2016
	21,732	21,734	21,734	20.75	5/1/2017
		10,833	21,667	34.31	4/28/2018
						3,800	(4)	116,584
						5,400	(5)	165,672
						11,489	(6)	352,483

(1)	This represents the number of performance-based stock options earned based on our performance in 2008. These options vested and became exercisable on February 15, 2009.

(2)	This represents the number of performance-based stock options that is expected to vest on February 15, 2010 for options granted in 2007 and on February 15, 2010 and 2011 for options granted in 2008, based on our achieving the target performance goals for each year. See Note (3) to the 2008 Grants of Plan-Based Award table on page 21.

(3)	Based on the closing market price of our Common Stock as of December 31, 2008 ($30.68), as reported on NASDAQ.

(4)	RSUs granted on February 13, 2006 that vested on February 15, 2009.

(5)	RSUs granted on May 1, 2007 that will vest in two equal increments on May 1, 2009 and May 1, 2010.

(6)	RSUs granted on April 28, 2008 that will vest in three equal increments on May 28, 2009, April 28, 2010, and April 28, 2011.

(7)	RSUs granted on April 28, 2008 that will vest in three equal increments on April 28, 2009, April 28, 2010, and April 28, 2011.

(8)	RSUs granted on February 11, 2008 that vested on February 11, 2009.

2008 Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our NEOs on stock option award exercises and RSUs vesting during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Earl R. Lewis	939,652	$23,023,702	19,532	$654,590
Stephen M. Bailey	266,426	7,307,058	7,300	241,208
Arne Almerfors	200,000	4,121,110	7,100	234,168
William A. Sundermeier	352,944	9,007,151	6,500	215,196
Andrew C. Teich	—	—	6,500	215,196

2008 Pension Benefits

The following Pension Benefits table provides the present value of the accumulated benefits payable to each of our NEOs under our SERP.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Earl R. Lewis	SERP	8	$8,500,862
Stephen M. Bailey	SERP	8	2,892,745
Arne Almerfors	n/a	n/a	n/a
William A. Sundermeier	SERP	8	1,137,956
Andrew C. Teich	SERP	8	1,360,889

(1)	Present value of accumulated benefit is based on a 5.75% discount rate.

Under the SERP, there are two methods for calculating retirement benefits: (1) Normal Retirement Benefit and (2) Minimum Retirement Benefit. Under Normal Retirement Benefit, a participant who terminates is entitled to receive his vested Account balance, including principal and interest, in substantially equal installments over a 20 year period. Under Minimum Retirement Benefits, a participant is entitled to receive 20 years of benefit payments equal to 25% of the greater of (A) the participant’s cash compensation earned during his final 12 full months of employment, or (B) the average of the employees two highest years of cash compensation. Under certain circumstances defined below, participants are eligible to receive the greater of the Normal Retirement Benefit or the Minimum Retirement Benefit. The present value of accumulated benefits in the table above is calculated on the basis of Minimum Retirement Benefit for all participants even though Messrs. Sundermeier and Teich have not achieved eligibility for such benefits.

Participant accounts are in separate unfunded retirement accounts and such accounts are credited with an amount equal to 10% of such participant’s compensation during each plan year. Compensation is defined as salary plus annual incentive payments. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the participant and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. If not already fully vested, participants’ account balances become fully vested in the event of Normal Retirement, death, Disability or Change of Control.

Upon Normal Retirement, death or Disability, the participant is entitled to receive the greater of his Normal Retirement Benefit or his Minimum Retirement Benefit.

The SERP defines Normal Retirement as termination of employment with the Company at or after age 60. There are Early Retirement provisions in the SERP established based upon termination of employment at or after age 55 with at least five full years of service. Under these Early Retirement provisions, the participant is eligible to receive the Minimum Retirement Benefit; however, benefits are reduced by 6% for each year prior to age 60 in which the termination occurs. If a participant is eligible for Early Retirement and terminates within two years of a Change of Control, the 6% reduction above shall not apply and the benefit will be increased by 5% for each year, or partial year, that the participant’s age at termination is less than 60.

Capitalized terms in this section are defined in the SERP.

2008 Non-Qualified Deferred Compensation

The following Non-Qualified Deferred Compensation table provides the contributions made and the aggregate loss recognized during the year ended December 31, 2008, and the account balances as of December 31, 2008 for our NEOs under the NQDC plan.

Name	Executive Contributions in 2008 ($)(1)	Aggregate Loss in 2008 ($)(2)	Aggregate Balance at December 31, 2008 ($)(3)
Earl R. Lewis(4)	$73,205	$(13,644)	$59,541
Stephen M. Bailey	—	—	—
Arne Almerfors	n/a	n/a	n/a
William A. Sundermeier	—	—	—
Andrew C. Teich	29,200	(6,574)	22,626

(1)	These amounts are reported as compensation in the Summary Compensation Table on page 20.

(2)	These amounts are not reported in the Summary Compensation Table on page 20.

(3)	2008 was the first year of the NQDC plan.

(4)	Mr. Lewis is also deferring $1,047,750 of his 2008 AIP compensation reported in the Summary Compensation Table on page 20.

FLIR implemented the NQDC plan in 2008 in order to provide highly compensated employees with an additional savings option. NEOs can defer up to 50% of salary and up to 100% of AIP compensation. In addition, our NEOs may defer 100% of the distribution of vested shares of their RSU grants. Participants elect the timing and method of distribution during the annual enrollment period. Distribution options include a lump sum or annual installments. The deferred compensation and investment earnings are held as a Company asset within a Rabbi Trust. Our US-based NEOs, i.e., Messrs. Lewis, Bailey, Sundermeier and Teich, are eligible to participate in the NQDC Plan. Mr. Almerfors is not eligible to participate.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our NEOs in the event of a termination of employment or a termination in connection with a change of control of the Company. The following tables show potential payments to our NEOs assuming a December 31, 2008 termination date and, where applicable, using the closing market price of our Common Stock of $30.68 (as reported by NASDAQ as of December 31, 2008).

The following tables describe the potential payments upon termination to each of our NEOs.

Earl R. Lewis

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation
Base Salary Continuation(1)	$—	$—	$—	$1,237,500	$—	$825,000	$343,750
Annual Incentive(2)	—	—	—	$825,000	—	—	—
Stock Options (unvested and accelerated)(3)	—	—	—	$3,408,061	—	—	—
Deferred Stock Awards (unvested and accelerated)(3)	—	—	—	$2,321,126	—	—	—
Benefits & Perquisites
Post-termination Health Care	—	—	—	—	—	—	—
Supplemental Executive Retirement Plan(4)	$8,500,862	$8,500,862	$8,500,862	$8, 500,862	$1,280,526	$8,500,862	$8,500,862

Total	$8,500,862	$8,500,862	$8,500,862	$16,292,549	$1,280,526	$9,325,862	$8,844,612

(1)	Base Salary: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to 18 months of his base salary in effect at the time of termination. If Mr. Lewis’ employment is terminated due to death, his beneficiaries will be entitled to 12 months of his base salary in effect at the time of termination. In the event of termination due to disability, base salary will be paid through the end of the fifth month of disability.

(2)	Annual Incentive: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to an incentive payment equal to his target annual incentive.

(3)	Stock Options and RSUs: In the event Mr. Lewis’ employment is involuntarily terminated by the Company without cause, he will be entitled to immediate vesting on all unvested equity grants.

(4)	Supplemental Executive Retirement Plan (SERP): In the event Mr. Lewis’ employment is terminated for any reason other than for cause, he will be entitled to the Minimum Retirement Benefit as described in the Pension Benefits table on page 24. The amounts above represent the present value of a stream of annuity payments payable over 20 years using a discount rate on December 31, 2008 of 5.75%. In the event Mr. Lewis’ employment is terminated for cause, his benefit will be equal to his vested account balance in his SERP account as of the date of termination. The benefit will be paid as a lump sum.

Stephen M. Bailey

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Base Salary Continuation(1)	$—	$—	$—	$555,000	$—	$—	$370,000	$154,167
Annual Incentive(2)	—	—	—	$222,000	—	—	—	—
Lump Sum Payment(3)	—	—	—	—	—	$1,035,577	—	—
Stock Options (unvested and accelerated)(4)	—	—	—	$1,273,761	—	$1,273,761	—	—
Deferred Stock Awards (unvested and accelerated)(4)	—	—	—	$690,944	—	$690,944	—	—
Benefits & Perquisites
Post-termination Health Care(5)	$20,834	$20,834	$20,834	$20,834	$20,834	$20,834	$9,960	$20,834
Supplemental Executive Retirement Plan(6)	$2,892,746	$2,892,746	$2,892,746	$2,892,746	$488,272	$2,892,746	$2,892,746	$2,892,746

Total	$2,913,580	$2,913,580	$2,913,580	$5,655,285	$509,106	$5,913,862	$3,272,706	$3,067,747

(1)	Base Salary: In the event Mr. Bailey’s employment is involuntarily terminated without cause by the Company, he will be entitled to 18 months of his base salary in effect at the time of termination. If Mr. Bailey’s employment is terminated due to death, his beneficiaries will be entitled to 12 months of his base salary in effect at the time of termination. In the event of termination due to disability, base salary will be paid through the end of the fifth month of disability.

(2)	Annual Incentive: In the event Mr. Bailey’s employment is involuntarily terminated without cause by the Company, he will be entitled to an incentive payment equal to his target annual incentive.

(3)	Lump Sum Payment for Cash Compensation: In the event Mr. Bailey’s employment is involuntarily terminated by the Company between 60 days prior to and 180 days after a change of control, he will be entitled to a payment equal to his cash compensation for the two most recent taxable years ending before the date upon which the change of control occurred.

(4)	Stock Options and RSUs: In the event Mr. Bailey’s employment is involuntarily terminated by the Company without cause or in connection with a change of control, he will be entitled to immediate vesting on all unvested equity awards.

(5)	Post-Termination Health Care Benefits: When Mr. Bailey’s employment terminates for any reason, he and his family are entitled to company-paid health care benefits equal to what they had while he was employed by the Company until the earliest of (a) 18 months after termination, (b) such time as he obtains comparable benefits through employment or otherwise and (c) age 65. The calculations assume an annual increase in healthcare premiums of 15%.

(6)	Supplemental Executive Retirement Plan (SERP): In the event Mr. Bailey’s employment is terminated for any reason other than for cause, he will be entitled to the Minimum Retirement Benefit as described in the Pension Benefits table on page 24. The amounts above represent the present value of a stream of annuity payments payable over 20 years using a discount rate on December 31, 2008 of 5.75%. In the event Mr. Bailey’s employment is terminated for cause, his benefit will be equal to his vested account balance in his SERP account as of the date of termination. The benefit will be paid as a lump sum.

Arne Almerfors

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$1,426,892	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	$1,239,343	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	$653,147	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	$3,119	—	—
Supplemental Executive Retirement Plan(4)	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$3,322,501	$—	$—

William A. Sundermeier

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$903,777	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	$1,152,415	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	$778,935	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	$20,911	—	—
Supplemental Executive Retirement Plan(4)	$426,951	—	—	$426,951	$426,951	$539,936	$2,617,600	$2,617,600

Total	$426,951	$—	$—	$426,951	$426,951	$3,395,974	$2,617,600	$2,617,600

Andrew C. Teich

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$904,777	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	$1,152,415	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	$634,739	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	$19,653	—	—
Supplemental Executive Retirement Plan(4)	$435,056	—	—	$435,056	$435,056	$550,185	$2,617,600	$2,617,600

Total	$435,056	$—	$—	$435,056	$435,056	$3,216,769	$2,617,600	$2,617,600

(1)	Lump Sum Payment for Cash Compensation: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive will be entitled to a payment equal to his cash compensation for the two most recent taxable years ending before the date upon which the change of control occurred.

(2)	Stock Options and RSUs: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive will be entitled to immediate vesting on all unvested equity awards.

(3)	Post-Termination Health Care Benefits: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive and the executive’s family is entitled to health care benefits equal to what they had while the executive was employed by the Company for 18 months after termination. The calculations for Messrs. Sundermeier and Teich assume an annual increase in healthcare premiums of 15%. Mr. Almerfors has supplemental executive health care benefits in addition to the standard benefits provided to our employees in Sweden.

(4)	Supplemental Executive Retirement Plan (SERP): Benefits payable are affected by the age of the participant on the date of termination. For Messrs. Sundermeier and Teich, who have not reached the retirement age of 60 or the early retirement age of 55, terminations due to cause, not for cause and voluntary termination by the executive, only vested account balances are payable and benefits are payable in a lump sum. For termination due to death or disability, the Minimum Retirement Benefit as described in “Pension Benefits” on page 24 applies and benefits are payable over 20 years. In the event of a change of control, the accounts will become fully vested. In the event of termination within two years of a change of control, the account balances are payable, including principal and interest, over 20 years. Mr. Almerfors is not a participant in the SERP.

Notes: The values reported under terminations due to death and disability for Messrs. Sundermeier and Teich for the years of 2006 and 2007 in the Proxy Statements dated March 14, 2008 and March 20, 2007 were incorrect. The amounts for these individuals for 2006 should have been $1,383,409 versus the reported amounts of $276,388 for Mr. Sundermeier and $283,545 for Mr. Teich. The amounts for Messrs. Sundermeier and Teich for 2007 should have been $1,423,642 versus the reported amounts of $351,452 for Mr. Sundermeier and $359,363 for Mr. Teich.

Termination or Change of Control Payments

Messrs. Almerfors, Sundermeier and Teich, and the other Executives (with the exception of our CEO and CFO) had change of control agreements that expired on December 31, 2008. We are assessing the appropriateness of such agreements for the future.

In the case of Mr. Bailey, our CFO, he continues to have change of control benefits that are included as part of his employment agreement. For change of control benefits to be paid, a change of control must have occurred and Mr. Bailey must be terminated within a specific period of time prior to or following the change of control event (i.e., between 60 days prior to and 180 days after the event). In such circumstances Mr. Bailey’s agreement provides for the following benefits: (a) immediate vesting of any unvested equity awards, (b) a payment equal to the cash compensation of Mr. Bailey for the two most recent taxable years ending before the date upon which the change of control occurred, and (c) a maximum of 18 months of continuation of health benefits. If the payment would result in a “parachute payment” within the meaning of Section 280G under the Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to the excise tax. Change of control benefits described in (b) and (c) above are contingent on Mr. Bailey signing a release of claims in a form satisfactory to the Company.

Messrs. Sundermeier and Teich continue to have change of control benefits under the SERP. Messrs. Sundermeier and Teich become fully vested in their SERP accounts due to a change of control as described in Pension Benefits on page 24.

DIRECTOR COMPENSATION

Under a policy adopted by the Board of Directors in 2007 and amended in 2008, each non-employee Director shall automatically be granted an annual grant of RSUs and stock options under the Company’s 2002 Incentive Stock Option Plan based on a targeted dollar value. The stock options vest immediately upon grant while the RSUs fully vest one year from the date of grant. In addition, each non-employee Director receives a $50,000 annual retainer, an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The Chairman of the Audit Committee receives a $12,000 annual retainer, and the Chairmen of the Compensation and Corporate Governance Committees each receive a $6,000 annual retainer. Each non-employee Director who serves on the Audit Committee (other than the Chairman) receives a $6,000 annual retainer and the non-employee Directors who serve on the Compensation and Corporate Governance Committees (other than the Chairmen of such Committees), receive an annual retainer of $3,000.

The table below summarizes the compensation paid by us to our non-employee Directors during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
John D. Carter	$60,500	$34,414	$117,488	$212,402
William W. Crouch	62,000	34,414	117,488	213,902
John C. Hart	63,750	34,414	117,488	215,652
Angus L. Macdonald	68,000	34,414	117,488	219,902
Michael T. Smith	71,000	34,414	117,488	222,902
Steven E. Wynne	56,750	34,414	117,488	208,652

(1)	Represents the expense recognized in 2008 related to the shares issuable under time-based RSUs granted in 2007 and 2008. The fair value used to calculate the compensation expense is the closing market price of our Common Stock on the date of grant. For additional information regarding the calculation of the expense associated with the RSU awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Grant date fair value of the RSUs granted in 2008 to each of the Directors was $28,580. Aggregate number of unvested RSUs outstanding at December 31, 2008 is as follows: Mr. Carter—833; General Crouch—833; Mr. Hart—833; Mr. Macdonald—833; Mr. Smith—833; and Mr. Wynne—833.

(2)	Represents the expense recognized in 2008 related to the stock options granted in 2008 at an exercise price of $34.31. Fair value used to calculate the compensation expense of the performance-based stock option awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the expense associated with the option awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Aggregate number of stock options outstanding at December 31, 2008 is as follows: Mr. Carter—99,200; General Crouch—78,200; Mr. Hart—37,200; Mr. Macdonald—51,200; Mr. Smith—147,200; and Mr. Wynne—195,200.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity Compensation Plans Approved by Shareholders(3)	10,446,408	$13.51	(5)	12,177,721
Equity Compensation Plans Not Approved by Shareholders(4)	127,267	$1.18		—

Total	10,573,675	$13.34		12,177,721

(1)	Excludes purchase rights accruing under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value of the Common Stock on the semi-annual purchase date.

(2)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2008, an aggregate of 8,625,309 shares of Common Stock were available for issuance under the Purchase Plan.

(3)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Non-employee Directors, 1999 Employee Stock Purchase Plan and 2002 Stock Incentive Plan.

(4)	Consists of equity compensation plans assumed by the Company in connection with the acquisition of Indigo Systems Corporation that originally established those plans.

(5)	The calculation of weighted average exercise price does not include RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s Directors, officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2008, or written representations from certain reporting persons, the Company believes that no Director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis the reports required by Section 16(a) of the 1934 Act.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2008 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s NEOs, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	20,627,488	14.6%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	11,067,300	7.8%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	8,620,687	6.1%
Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, California 94403	7,900,193	5.6%
Columbia Wanger Asset Management, L.P.(6) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	7,891,800	5.6%
Earl R. Lewis	2,873,123	2.0%
John D. Carter	119,200	*
William W. Crouch	82,200	*
John C. Hart	41,200	*
Angus L. Macdonald	85,200	*
Michael T. Smith	155,200	*
Steven E. Wynne	204,800	*
Arne Almerfors	388,959	*
Stephen M. Bailey	710,250	*
William A. Sundermeier	197,585	*
Andrew C. Teich	580,384	*
Directors and Executive Officers as a group (13 persons)	5,750,258	3.9%

*	Less than one percent (1%).

(1)

Applicable percentage of ownership is based on 141,386,874 shares of FLIR Common Stock outstanding as of December 31, 2008. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 31, 2008 and upon the vesting of RSU awards within 60 days from December 31, 2008 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The numbers of shares listed in the table above include shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days from December 31, 2008 and upon the vesting of RSU awards within 60 days of December 31, 2008, as follows: Mr. Lewis—1,956,468; Mr. Carter—99,200; General Crouch—78,200; Mr. Hart—37,200; Mr. Macdonald—51,200;

Mr. Smith— 147,200; Mr. Wynne—195,200; Mr. Almerfors—272,499; Mr. Bailey—667,153; Mr. Sundermeier—182,199; Mr. Teich—535,499; and all Directors and executive officers as a group—4,475,817.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR LLC with the SEC on February 17, 2009. The Schedule 13G/A states that FMR LLC and its affiliates are the beneficial owners of 20,627,488 shares of Common Stock as to which certain affiliates of FMR LLC have sole dispositive power, including 162,742 shares of Common Stock as to which they have sole voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 11, 2009. The Schedule 13G/A states that Price Associates is the beneficial owner of 11,067,300 shares of Common Stock as to which it has sole dispositive power, including 2,275,200 shares of Common Stock as to which it has sole voting power. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 17, 2009. The Schedule 13G/A states that Wellington Management Company LLP is the beneficial owner of 8,620,687 shares of Common Stock and has shared dispositive power over 8,598,587 of such shares and shared voting power over 6,616,894 of such shares.

(5)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the SEC on February 6, 2009. The Schedule 13G/A states that Franklin Resources, Inc. and its affiliates are the beneficial owners of 7,900,193 shares of Common Stock as to which they have sole dispositive power, including 7,897,493 shares of Common Stock as to which they have sole voting power.

(6)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. with the SEC on February 6, 2009. The Schedule 13G/A states that Columbia Wanger Asset Management, L.P. is the beneficial owner of 7,891,800 shares of Common Stock as to which it has sole dispositive power, including 7,586,000 shares of Common Stock as to which it has sole voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons during the year ended December 31, 2008. The Company’s Corporate Governance Principles adopted by the Board of Directors provides that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved by the Audit Committee.

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

On March 7, 2009 the Board of Directors adopted, subject to shareholder approval, the FLIR Systems, Inc. 2009 Employee Stock Purchase Plan (the “ESPP”). The Company has reserved a total of 5,000,000 shares of Common Stock for issuance under the ESPP. The purpose of the ESPP is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Exhibit A.

The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

All regular status employees of the Company and its subsidiaries, including the Company’s Executives, are eligible to participate in the ESPP if they: (i) are customarily employed in a position with regular hours of more than 20 hours a week, and (ii) are customarily employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period, but in no event more than $10,625 in any of the six-month offering periods described below. As of December 31, 2008 there were 1,943 employees of the Company who would be eligible to participate in the ESPP. The ESPP provides for two six-month offering periods annually, with enrollment dates (the “Enrollment Dates”) on the first day of each offering period. During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the offering period or (b) the fair market value on the date of purchase. Unless a participant withdraws from the ESPP before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period. The maximum number of shares of Common Stock that may be purchased by any participant in an offering period is determined by dividing $12,500 by the fair market value of a share of Common Stock on the applicable Enrollment Date.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason, the payroll deductions credited to the participant’s account will be returned to the participant.

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, the names or positions of the participants and the amounts of future purchases under the ESPP are not determinable at this time. Therefore, we have not included a table reflecting such benefits or awards under the ESPP. As of the date of this Proxy Statement, no options to purchase shares of Common Stock have been granted under this ESPP.

The ESPP shall continue in effect until March 7, 2019, unless earlier terminated by the Board of Directors.

United States Tax Implications

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the ESPP more than two years from the applicable Enrollment Date, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

International Tax Implications

Employees outside the United States are eligible to participate in the ESPP. The tax implications for the participant and the Company vary depending on the respective taxing jurisdiction of the participants.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR approval of the ESPP. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the ESPP unless a vote against the proposal or abstention is specifically indicated.

INFORMATION CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009, subject to the ratification of such appointment by the Company’s shareholders. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2008.

Recommendation of the Audit Committee and the Board of Directors

The Audit Committee and the Board of Directors unanimously recommend that shareholders vote FOR the ratification of the appointment of the independent registered public accounting firm. If a quorum is present, this proposal will be ratified if a majority of the votes cast on the proposal are voted in favor of ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Unless otherwise indicated, properly executed proxies will be voted FOR the ratification of the appointment of KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2009. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of three non-employee Directors, each of whom is an independent Director as defined in Section 10A(m) of the 1934 Act, and Rule 10A-3 promulgated thereunder and by the listing rules of the NASDAQ. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” for purposes of regulations of the SEC. A copy of the charter is available for review on the Company’s website at www.flir.com/investor.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated statements with generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held nine meetings during 2008. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee held private sessions with KPMG LLP as required, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the adequacy of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (“SAS 114”) “The Auditors Communication with Those Charged with Governance.” SAS 114 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards;

•	Significant accounting policies;

•	Critical accounting policies and practices;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues; and

•	Confirmation of audit independence.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE

Michael T. Smith, Chair

John C. Hart

Angus L. Macdonald

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services for other than audit and audit-related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2008 and 2007 were as follows:

	Year Ended December 31,
	2008	2007
Audit Fees	$2,023,000	$1,902,000
Audit-Related Fees	25,000	23,000
Tax Fees	516,000	278,000

Total Fees	$2,564,000	$2,203,000

Audit Fees.    Audit fees includes fees for services rendered for the audit of the annual financial statements included in Form 10-K, the audit of internal control over financial reporting and the review of the quarterly financial statements included in Form 10-Q. In addition, amounts included fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees include fees for services rendered for an audit of an employee benefit plan.

Tax Fees.    Tax fees include fees principally for tax compliance, and to a lesser extent, tax planning and tax advice.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the 1934 Act, some shareholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders. Any such proposal must be received by the Company not later than November 20, 2009. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the annual meeting occurs less than 60 days prior to the date of such annual meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the 1934 Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Employees of the Company may solicit proxies personally or by telephone without additional compensation to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2008 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Portland, Oregon 97070.

Shareholders Sharing the Same Last Name and Address

If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. If you received only one copy of this Proxy Statement and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements, or if you are receiving multiple proxy statements and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Portland, Oregon 97070 or calling Investor Relations at (503) 498-3547, and we will promptly deliver additional materials or refrain from delivering additional materials, as requested.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s 2008 Annual Report on Form 10-K are available on the Company’s website at www.flir.com/investor. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e-mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources.

By Order of the Board of Directors

Earl R. Lewis Chairman of the Board of Directors, President and Chief Executive Officer

Wilsonville, Oregon

March 20, 2009

EXHIBIT A

FLIR SYSTEMS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

The following provisions constitute the FLIR Systems, Inc. 2009 Employee Stock Purchase Plan.

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

2.1 “Account” shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board.

2.5 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.6 “Company” shall mean FLIR Systems, Inc., an Oregon corporation.

2.7 “Compensation” shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commission, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

2.8 “Employee” shall mean an individual who renders services to the Company or to a Participating Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Participating Subsidiary purportedly as an independent consultant or contractor, a leased employee or a temporary worker engaged through an employment agency shall not be an Employee for purposes of the Plan.

2.9 “Enrollment Date” shall mean the first day of each Offering Period.

2.10 “Fair Market Value” of a share of Common Stock on a given day shall be the closing transaction price of a share of Common Stock as reported on The NASDAQ Global Select Market (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported.

2.11 “Offering Period” shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after May 1st and November 1st of each year and terminating on the last Trading Day in the period ending six months after each such date, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.12 “Participant” shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has elected to participate in the Plan in accordance with procedures prescribed by the Company.

2.13 “Participating Subsidiary” shall mean each Subsidiary of the Company, other than those which the Board excludes from participation in the Plan.

2.14 “Plan” shall mean this Employee Stock Purchase Plan.

2.15 “Purchase Date” shall mean the last day of each Offering Period.

2.16 “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

2.17 “Reserves” shall mean the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet purchased pursuant to the Plan.

2.18 “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.19 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

3.1 An Employee shall become eligible to participate in the Plan on the first Enrollment Date as of which he or she first meets all of the following requirements:

3.1.1 The Employee’s customary period of employment with the Company or a Participating Subsidiary is for twenty (20) or more hours per week;

3.1.2 The Employee’s customary period of employment with the Company or a Participating Subsidiary is for more than five (5) months in any calendar year.

3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, to the extent permitted under Section 423 of the Code.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on May 4, 2009, and with successive Offering Periods commencing on the first Trading Day on or after each November 1st and May 1st thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to commence thereafter.

5. Participation.

5.1 An eligible Employee may become a Participant in the Plan by making an election, in the manner prescribed by the Company, to contribute a percentage of such Employee’s Compensation to his or her Account through payroll deductions. Such election shall become effective as soon as administratively practicable after the date of such election.

5.2 Payroll deductions for a Participant with respect to an Offering Period shall commence on the first pay date occurring on or after the applicable Enrollment Date and shall end on the last pay date in such Offering Period unless sooner terminated by the Participant as provided in Section 10 hereof.

6. Payroll Deductions.

6.1 At the time a Participant elects to participate in the Plan with respect to an Offering Period, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount, designated as a whole percentage not exceeding ten percent (10%), of the Compensation which he or she receives on each payday during the Offering Period. The aggregate amount of payroll deductions credited to a Participant’s Account during an Offering Period shall not exceed $10,625.

6.2 All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any payments to such Account other than through payroll deductions.

6.3 During any Offering Period, a Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may make one (but not more than one) election to decrease the rate of his or her payroll deductions in accordance with procedures prescribed by the Company; provided that a Participant may at any time elect to reduce the rate of his or her payroll deductions to 0%, and such an election shall be deemed an election by such Participant to discontinue participation in the Plan pursuant to Section 10 hereof. Any discontinuance or change in payroll deduction rate pursuant to this Section 6.3 shall be effective as soon as administratively practicable after the date of such election. A Participant’s election under the Plan which is in effect as of the last day of an Offering Period shall remain in effect for the next following Offering Period unless the Participant affirmatively increases or decreases the rate of his or her payroll deduction for such Offering Period pursuant to Section 6.1 or terminates his or her participation for such Offering Period pursuant to Section 10.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant’s payroll deductions may be decreased to 0% at any time during any Offering Period. In such case, payroll deductions for the next following Offering Period shall resume at the rate most recently elected by such Participant, unless changed by the Participant with respect to such Offering Period pursuant to Section 6.1 or terminated by the Participant pursuant to Section 10.

6.5 At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to the sale or early disposition of Common Stock by the Employee.

7. Option to Purchase Common Stock. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated during the Offering Period ending on such Purchase Date and retained in the Participant’s Account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 an 12 hereof. Purchase of Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

8. Purchase of Common Stock. Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock shall be exercised automatically on the Purchase

Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s Account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9. Issuance or Transfer of Shares. As promptly as practicable after each Purchase Date, the Company shall arrange for the issuance or transfer to each Participant of the shares of Common Stock purchased with his or her payroll deductions.

10. Withdrawal; Termination of Employment.

10.1 A Participant may withdraw all but not less than all of the payroll deductions credited to his or her Account and not yet used to purchase shares of Common Stock under the Plan by making a withdrawal election in the manner prescribed by the Company. Any such withdrawal election shall take effect as soon as administratively practicable after the date of such election. All of the Participant’s payroll deductions credited to his or her Account will be paid to such Participant as soon as administratively practicable after the date of a withdrawal election and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant makes a new enrollment election pursuant to Section 5 of the Plan.

10.2 Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer eligible to participate in the Plan pursuant to Section 3.1, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant’s option shall be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. Stock.

12.1 The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 5,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.2 The Participant shall have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

12.3 Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13. Administration.

13.1 Administrative Body. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of the Company or a Participating Subsidiary) or entity any of its responsibilities or duties hereunder.

13.2 Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14. Payment Upon Participant’s Death. In the event of the death of a Participant, the Company shall deliver the shares of Common Stock and/or cash credited to such Participant’s Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Account Information. Individual Accounts will be maintained for each Participant in the Plan. The Company will make available to each Participant information relating to the activity of such Participant’s Account, including the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, with respect to such Account.

18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

18.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves. as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, right offerings or other increases or deductions of shares of its outstanding Common Stock.

18.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

18.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”) or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for such Participant’s option has been changed to the new Purchase Date and that such Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19. Amendment or Termination.

19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no amendment or termination may make any change in any option theretofore granted which adversely affects the rights of any Participant.

19.2 Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

19.3 The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such manner and to such a degree as is required by applicable law, rule or regulation.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company’s Chief Financial Officer, at the Company’s corporate headquarters.

21. Conditions Upon Issuance of Shares of Common Stock. Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the

Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan.

22.1 The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

22.2 Notwithstanding the above, the Plan is expressly made subject to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24. Non-U.S. Participants. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

Please mark Your votes as indicated in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

FOR ALL

WITHHOLD

FOR ALL

*EXCEPTIONS

1. Election of two directors for three-year terms.

01. Earl R. Lewis

02. Steven E. Wynne, each for a three-year term expiring in 2012.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

FOR

AGAINST

ABSTAIN

2. To approve the adoption of the 2009 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

3. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the in dependent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

If you receive more than one Proxy Card, please sign and re turn all such cards in the accompanying envelope.

Mark Here for Address Change or Comments

SEE REVERSE

Please check this box if you plan to attend the Annual Meeting.

Signature

Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

FLIR SYSTEMS, INC.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and the 2008 Annual Report on Form 10-K are available at www.flir.com/investor

45146

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and William W. Davis, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Share holders (the “Annual Meeting”) to be held at 10:00 a.m. on May 1, 2009 at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606 -9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your FLIR Systems, Inc. account online.

Access your FLIR Systems, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for FLIR Systems, Inc. now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Establish/change your PIN

Vis it us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Avail able 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

45146